ARTERIS INC.
2022 EMPLOYMENT INDUCEMENT INCENTIVE PLAN
STOCK OPTION GRANT NOTICE
Arteris Inc., a Delaware corporation, (the “Company”), pursuant to its 2022 Employment Inducement Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s Common Stock (the “Shares”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein, as well as in the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) including any special provisions for Participant’s country of residence, if any, set forth in the Appendix for Participant’s Country (the “Country Provisions”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice, the Country Provisions and the Stock Option Agreement.

Participant:	[____________]
Grant Date:	[____________]
Vesting Commencement Date:	[____________]
Exercise Price per Share:	$[___________]
Total Exercise Price:	$[___________]
Total Number of Shares Subject to the Option:	[____________]
Expiration Date:	[____________]
Vesting Schedule:	[____________]
Type of Option:          Nonqualified Stock Option
If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Option in such electronic capitalization table system and the Participant’s signature below shall be deemed to have occurred by the Participant’s online acceptance of the Option through such electronic capitalization table system.
By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Plan, the Stock Option Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Stock Option Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Stock Option Agreement or this Grant Notice.

ARTERIS INC.: Holder:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A
TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT
Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Arteris Inc., a Delaware corporation (the “Company”), has granted to Participant an Option under the Company’s 2022 Employment Inducement Incentive Plan, as may be amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice.
ARTICLE I.
GENERAL
1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice or the Plan and the Country Provisions, the terms of the Country Provisions shall control.
ARTICLE II.
GRANT OF OPTION
1.3Grant of Option. In consideration of Participant commencing employment with the Company or any Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, this Agreement, and the Country Provisions (if applicable), subject to adjustments as provided in Article IX of the Plan. This Option shall be treated as a Nonqualified Stock Option.
1.4Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.
1.5Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company and its Subsidiaries, as applicable.
ARTICLE III.
PERIOD OF EXERCISABILITY
1.6Commencement of Exercisability.
(a)Subject to this Section 3.1 and Sections 3.2, 3.3, 5.11 and 5.16 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.
(c)Notwithstanding Section 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event of a Change in Control the Option shall be treated pursuant to Sections 9.2 and 9.3 of the Plan.
1.7Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.
1.8Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten years from the Grant Date;
(b)The expiration of three months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or Disability or Cause;
(c)The expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; or
(d)Participant’s Termination of Service for Cause.
1.9Tax Indemnity.
(d)Participant agrees to hold harmless, indemnify and keep indemnified the Company, any Subsidiary and Participant’s employing company, if different, from and against any liability for or obligation to pay any Tax-Related Items that is attributable to (1) the grant or exercise of, or any benefit derived by Participant from, the Option, (2) the acquisition by Participant of the Shares on exercise of the Option or (3) the disposal of any Shares.
(e)The Option cannot be exercised until Participant has made such arrangements as the Company may require for the satisfaction of any Tax-Related Items that may arise in connection with the exercise of the Option or the acquisition of the Shares by Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has satisfied this obligation.
(f)Participant hereby acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of any Award, including the Option, to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if Participant becomes subject to tax in more than one jurisdiction between the date of grant of an Award, including the Option, and the date of any relevant taxable event, Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
ARTICLE IV.
EXERCISE OF OPTION
1.1Person Eligible to Exercise. Except as provided in Section 5.3 hereof, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
1.2Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional Shares.
1.3Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
(a)An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by Participant or other person then entitled to exercise the Option or such portion of the Option;
(b)The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable Tax-Related Items, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;
(c)Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other Applicable Law; and
(d)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
1.1Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:
(e)Cash or check;
(f)With the consent of the Administrator, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
(g)Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
1.4Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 10.7 of the Plan.
1.5Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of exercise, Participant shall, if required by the Company, concurrently with such exercise, make such written representations as are deemed necessary or appropriate by the Company or its counsel.
1.6Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.
ARTICLE V.
OTHER PROVISIONS
1.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
1.2Whole Shares. The Option may only be exercised for whole Shares.
1.3Transferability. The Option shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.
1.4Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of the grant, vesting or exercise of the Option, or with the purchase or disposition of the Shares subject to the Option. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of such Shares and that Participant is not relying on the Company for any tax advice.
1.5Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
1.6Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.
1.7Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.7. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service (or similar non-U.S. entity).
1.8Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
1.9Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. By entering into this Agreement, Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to this Agreement and the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By entering into this Agreement, Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or this Agreement in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By entering into this Agreement, Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or this Agreement.
1.10Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
1.11Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.
1.12Successors and Assigns. The Company may assign any of its rights and delegate any of its obligations under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
1.13Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
1.14Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to commence or continue to serve as an Employee or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary (as applicable) and Participant.

1.15Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Country Provisions) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided that the Option shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company (or any Subsidiary who is the employer of Participant) or a Company plan pursuant to which Participant is eligible to participate, in each case, in accordance with the terms therein.
1.16Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
1.17Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
1.18Rules Particular To Specific Countries.
(a)Generally. Participant shall, if required by the Administrator, enter into an election with the Company or a Subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a Subsidiary’s) Tax-Related Items, including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax, is transferred to and met by Participant.
(b)Tax Indemnity. Participant shall indemnify and keep indemnified the Company and any of its subsidiaries from and against any Tax-Related Items.
1.7Special Country Provisions for Options Granted to Participants. This Option shall be subject to the Country Provisions, if any, for Participant’s country of residence, as set forth in the Country Provisions. If Participant relocates to one of the countries included in the Country Provisions during the life of this Option, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on this Option and the Shares purchased upon exercise of this Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
* * * * *

APPENDIX
TO
STOCK OPTION AGREEMENT

Special Country Provisions for Options for Participants
This Appendix includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Stock Option Agreement (the “Agreement”) and the Plan, and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.
In accepting the Option, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)    all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(d)    the Option grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment contract with the Company, or, if different, Participant’s employer, or any Subsidiary or parent or affiliate of the Company, and shall not interfere with the ability of the Company, the employer or any Subsidiary or parent or affiliate of the Company, as applicable, to provide for a termination of Participant’s service;
(e)    Participant is voluntarily participating in the Plan;
(f)    the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
(g)    the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)    the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(i)    if the underlying Shares do not increase in value, the Option will have no value;
(j)    if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the exercise price; and
    (k)    neither the Company, the employer nor any parent, Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States.
Appendix-1

The Agreement (of which this Appendix is a part), the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

General Provisions
Data Privacy: Participant acknowledges and agrees to the data privacy provisions set forth in Section 11.8 of the Plan.
Notifications: This Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of September 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option is exercised or Shares acquired under the Plan are sold. In addition, the information contained in this Appendix is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which he or she is currently residing or working, the information contained herein may not be applicable to Participant.
English Language: By participating in the Plan, Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of the Plan and the Agreement applicable to Participant’s country of residence. If Participant has received the Agreement and the Plan applicably to his or her country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Currency: Participant understands that, any amounts related to the Option will be denominated in U.S. dollars and will be converted to any local currency using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Company. Participant understands and agrees that neither the Company nor any affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Option, or of any amounts due to Participant or as a result of the subsequent sale of any Shares acquired under the Option.

Foreign Asset/Account Reporting; Exchange Controls: Participant’s country of residence may have certain foreign asset and/or account reporting or exchange control requirements which may affect his or her ability to acquire or hold Shares under the Agreement or cash received (including proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his/her participation in the Plan to his or her country through a designated broker or bank and/or within a certain time after receipt. Participant is responsible for ensuring compliance with such regulations and should consult with his or her personal legal advisor for any details.

No Advice Regarding Grant: The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the Option or sale of Shares acquired upon exercise of the Option. Participant should consult his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the Agreement before taking any action related to the Option or the Shares.

Imposition of Other Requirements: The Company reserves the right to impose other requirements on Participant, on the Option and/or any Shares issuable upon exercise of the Option, to the extent the
Appendix-2

Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
France1
The provisions of this Country Schedule France provide additional clarifications for the purpose of granting Options which are intended to qualify for specific French personal income tax and social security treatment in France applicable to stock options granted under Articles L. 225-177 to L. 225-186 and L. 22-10-56 et seq. of the French Commercial Code (Code de Commerce), for qualifying employees and corporate officers (mandataires sociaux) who are residents in France for French tax purposes and/or subject to the French social security regime.
Terms and Conditions
This Option is subject to the terms and conditions of Appendix A to the Plan for the grant of stock options to French participants, the terms of which are incorporated herein by reference.
Non-transferability. The Options shall not be transferable otherwise than the laws of descent and distribution.
Japan
Notifications
Securities Law Information. The Option has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. Accordingly, the Option may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Exchange Control Information. If Participant acquires shares of Common Stock valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the exercise of the Option. In addition, if Participant pays more than ¥30,000,000 in a single transaction for the shares at exercise, Participant must file a Payment Report with the MOF through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan. A Payment Report is
1 NTD: It results arguably from French Supreme Court decisions (Employment Chamber) that stock option plans (or similar), issued by a non-French company, can be drafted in English and are enforceable against a French employee, if it can be established that the French employee (i) has received a copy of the relevant plan documents and (ii) has a sufficient knowledge of English to understand the provisions of these documents.

Recommendation: Establishing a French translation would nonetheless be prudent. As an alternative, it could be considered to ask the French employee to date and sign the following statement, for example as a cover letter or side document:

“I have received a copy of the attached [identify plan documents] and read and understood the provisions, terms and conditions contained therein. I have sufficient knowledge of English to understand their meaning and consequences.

Je déclare avoir reçu un exemplaire des documents [identify plan documents] joints, lu et compris leurs dispositions, termes et conditions. Je maîtrise suffisamment la langue anglaise pour en comprendre le contenu et les conséquences.”

Exception to this recommendation : If the plan or agreement implements specific obligations on the beneficiary, such as covenants, then it will have to be translated in full into French. Otherwise, any such covenants will be unenforceable.
Appendix-3

required independently of a Securities Acquisition Report. Consequently, if the total amount that Participant pays on a one-time basis at exercise of the Option exceeds ¥100,000,000, Participant must file both a Payment Report and a Securities Acquisition Report.
South Korea
Notifications
Exchange Control Information.  To remit funds out of Korea to exercise the Option by a cash-settlement method, the Participant must obtain a confirmation of the remittance by a foreign exchange bank in Korea. This is an automatic procedure, (i.e., the bank does not need to approve the remittance and the process should not take more than a single day). The Participant likely will need to present the bank processing the transaction supporting documentation evidencing the nature of the remittance. If the Participant realizes U.S.$500,000 or more from the sale of shares of Common Stock, Korean exchange control laws require the Participant to repatriate the proceeds to Korea within 18 months of the sale.
Appendix-4